Exhibit (a)(1)(A)

LETTER OF TRANSMITTAL

To Exchange up to 3,197,385 Depositary Units

of

EASTERN AMERICAN NATURAL GAS TRUST

a Delaware statutory trust

for

up to 4,120,059 Common Units

of

ECA MARCELLUS TRUST I

Pursuant to the Offer to Exchange

Dated February 13, 2013

by

ENERGY CORPORATION OF AMERICA

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 11:59 P.M., NEW YORK CITY TIME, AT THE END OF THE DAY ON MARCH 13, 2013, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

This Letter of Transmittal is to be completed either by:

•                  a beneficial owner who holds certificates for depositary units of Eastern American Natural Gas Trust (“NGT”) on behalf of such beneficial owner’s client; or

•                  a beneficial owner of depositary units of NGT who holds certificates for such depositary units.

If you are a beneficial owner of depositary units and certificates representing such depositary units are held for you by a broker or banking institution, please do not mail or deliver this Letter of Transmittal to American Stock Transfer & Trust Company, LLC, the Exchange Agent. Instead, please return your instructions entitled “Instructions to Record Holder” to the appropriate broker or banking institution within ample time to permit the broker or banking institution to submit a tender on your behalf prior to the expiration date.

If you are a beneficial owner who holds certificates representing depositary units, mail or deliver this Letter of Transmittal, or a facsimile hereof, together with the certificates representing your depositary units to the Exchange Agent, at the following addresses:

The Depositary and Exchange Agent for the Offer is:

American Stock Transfer & Trust Company, LLC

If Delivering by Mail:	If Delivering by Hand or Courier:

American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department P.O. Box 2042 New York, New York 10272-2042	American Stock Transfer & Trust Company, LLC Operations Center Attn: Reorganization Department 6201 15th Avenue Brooklyn, New York 11219

Phone: Toll-free (877) 248-6417

(718) 921-8317

Fax (718) 234-5001

DESCRIPTION OF NGT DEPOSITARY UNITS TENDERED

Name(s) and Address(es) of Registered Holder(s) (Please Fill in, if blank, exactly as name(s) appear(s) on Unit Certificate(s)	NGT Depositary Units Tendered (Attach additional signed list, if necessary)
	Certificate Number(s)(1)	Total Number of NGT Depositary Units Represented by Certificate(s)(1)	Number of NGT Depositary Units Tendered(2)

Total NGT Depositary Units

(1)                                 Columns should only be completed if tendering certificates.

(2)                                 Unless otherwise indicated, it will be assumed that all NGT Depositary Units described above are being tendered. See Instruction 4.

DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY. YOU MUST SIGN THIS LETTER OF TRANSMITTAL IN THE APPROPRIATE SPACE PROVIDED BELOW WITH SIGNATURE GUARANTEE, IF REQUIRED, AND COMPLETE INTERNAL REVENUE SERVICE (“IRS”) FORM W-9 INCLUDED BELOW (OR, IN THE CASE OF A NON-U.S. PERSON, THE APPROPRIATE TYPE OF IRS FORM W-8), IF REQUIRED. THE INSTRUCTIONS SET FORTH IN THIS LETTER OF TRANSMITTAL SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF TRANSMITTAL IS COMPLETED.

THE EXCHANGE OFFER IS NOT BEING MADE TO (NOR WILL TENDER OF NGT DEPOSITARY UNITS (AS DEFINED BELOW) BE ACCEPTED FROM OR ON BEHALF OF) UNITHOLDERS IN ANY JURISDICTION WHERE IT WOULD BE ILLEGAL TO DO SO.

This Letter of Transmittal is to be used by unitholders of Eastern American Natural Gas Trust (“NGT”), if certificates (the “Unit Certificates”) for NGT Depositary Units (as defined below) are to be forwarded herewith.

Unitholders whose Unit Certificates are not immediately available or who cannot deliver all other required documents to the Depositary prior to the Expiration Date (as defined in the Prospectus), must tender their NGT Depositary Units according to the guaranteed delivery procedure set forth in the section of the Prospectus captioned “The Offer—Procedure for Tendering” in order to participate in the Offer. See Instruction 2. Delivery of documents to DTC does not constitute delivery to the Depositary.

Additional Information if NGT Depositary Units Have Been Lost or Are Being Delivered Pursuant to a Previously Sent Notice of Guaranteed Delivery

If Unit Certificates you are tendering with this Letter of Transmittal have been lost, stolen, destroyed or mutilated, you should contact Computershare, toll-free at 1-866-298-0535 regarding the requirements for replacement. You may be required to post a bond to secure against the risk that the Unit Certificates may be subsequently recirculated. You are urged to contact Computershare immediately in order to receive further instructions, for a determination of whether you will need to post a bond and to permit timely processing of this documentation. See Instruction 11.

☐                                    Check here if tendered NGT Depositary Units are being delivered pursuant to a notice of guaranteed delivery previously sent to the Depositary and complete the following:

Name(s) of Registered Holder(s):

Window Ticket Number (if any):

Date of Execution of Notice of Guaranteed Delivery:

Name of Eligible Institution that Guaranteed Delivery:

NOTE: SIGNATURES MUST BE PROVIDED BELOW.

PLEASE READ ACCOMPANYING INSTRUCTIONS CAREFULLY

Ladies and Gentlemen:

The undersigned hereby tenders to Energy Corporation of America, a West Virginia corporation (“ECA”), the above described trust units (the “NGT Depositary Units”), of Eastern American Natural Gas Trust, a Delaware statutory trust (“NGT”), pursuant to ECA’s offer to exchange up to 3,197,385 NGT Depositary Units, in exchange for up to 4,120,059 common units (the “ECT Common Units”) of ECA Marcellus Trust I, a Delaware statutory trust (the “Exchange Offer Consideration”), upon the terms and subject to the conditions set forth in the prospectus, dated and filed with the SEC (Registration No. 333-185397) on February 13, 2013 (as it may be amended or supplemented from time to time, the “Prospectus”), and in this Letter of Transmittal (as it may be amended or supplemented from time to time, this “Letter of Transmittal” which, together with the Prospectus, constitutes the “Offer”), receipt of which is hereby acknowledged.

Upon the terms of and subject to the conditions to the Offer (and if the Offer is extended or amended, the terms of any such extension or amendment), and effective upon acceptance for exchange of the NGT Depositary Units validly tendered herewith and not properly withdrawn prior to the Expiration Date (as defined in the Prospectus) in accordance with the terms of the Offer, the undersigned hereby sells, assigns and transfers to or upon the order of ECA all right, title and interest in and to all of the NGT Depositary Units that are being tendered hereby (and any and all distributions, rights, other NGT Depositary Units or other securities issued or issuable in respect thereof on or after the date hereof (collectively, “Distributions”)) and irrevocably constitutes and appoints American Stock Transfer & Trust Company, LLC (the “Depositary”) the true and lawful agent and attorney-in-fact of the undersigned with respect to such NGT Depositary Units (and any and all Distributions), with full power of substitution (such power of attorney being deemed to be an irrevocable power coupled with an interest in the NGT Depositary Units tendered by this Letter of Transmittal), to (i) deliver Unit Certificates for such NGT Depositary Units (and any and all Distributions) or transfer ownership of such NGT Depositary Units (and any and all Distributions) on the account books maintained by DTC, together, in any such case, with all accompanying evidences of transfer and authenticity, to or upon the order of ECA, (ii) present such NGT Depositary Units (and any and all Distributions) for transfer on the books of NGT and (iii) receive all benefits and otherwise exercise all rights of beneficial ownership of such NGT Depositary Units (and any and all Distributions), all in accordance with the terms and subject to the conditions of the Offer.

By executing this Letter of Transmittal, the undersigned hereby irrevocably appoints each of the designees of ECA the attorneys-in-fact and proxies of the undersigned, each with full power of substitution, to vote at any annual or special meeting of NGT’s unitholders or any adjournment or postponement thereof or otherwise in such manner as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper, and to otherwise act as each such attorney-in-fact and proxy or its, his or her substitute shall in its, his or her sole discretion deem proper, in each case, with respect to all of the NGT Depositary Units (and any and all Distributions) tendered hereby and accepted for exchange by ECA. This appointment will be effective if and when, and only to the extent that, ECA accepts such NGT Depositary Units for exchange pursuant to the Offer. This power of attorney and proxy are irrevocable and are granted in consideration of the acceptance for exchange of such NGT Depositary Units in accordance with the terms of the Offer. Such acceptance for exchange shall, without further action, revoke any prior powers of attorney and proxies granted by the undersigned at any time with respect to such NGT Depositary Units (and any and all Distributions), and no subsequent powers of attorney, proxies, consents or revocations may be given by the undersigned with respect thereto (and, if given, will not be deemed effective). ECA reserves the right to require that, in order for the NGT Depositary Units to be deemed validly tendered, immediately upon ECA’s acceptance for exchange of such NGT Depositary Units, ECA or its designees must be able to exercise full voting, consent and other rights with respect to such NGT Depositary Units (and any and all Distributions).

The undersigned hereby represents and warrants that the undersigned has full power and authority to tender, sell, assign and transfer any and all of the NGT Depositary Units tendered hereby (and any and all Distributions) and that, when the same are accepted for exchange by ECA, ECA will acquire good, marketable and unencumbered title to such NGT Depositary Units (and such Distributions), free and clear of all liens, restrictions, charges and encumbrances, other than those provided in the NGT trust agreement governing the NGT Depositary Units, and the same will not be subject to any adverse claims. The undersigned will, upon request, execute and deliver any additional documents deemed by the Depositary or ECA to be necessary or desirable to complete the sale, assignment and transfer of the NGT Depositary Units tendered hereby (and any and all Distributions). In addition, the undersigned shall remit and transfer promptly to the Depositary for the account of ECA all Distributions in respect of any and all of the NGT Depositary Units tendered hereby, accompanied by appropriate documentation of transfer, and, pending such remittance and transfer or appropriate assurance thereof, ECA shall be entitled to all rights and privileges as owner of each such Distribution and may withhold the entire Exchange Offer Consideration of the NGT Depositary Units tendered hereby or deduct from such Exchange Offer Consideration the amount or value of such Distribution as determined by ECA in its sole discretion.

All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive the death or incapacity of the undersigned, and any obligation of the undersigned hereunder shall be binding upon the heirs, executors, administrators, personal representatives, trustees in bankruptcy, successors and assigns of the undersigned. Except as stated in the Offer to Exchange, this tender is irrevocable.

The undersigned hereby acknowledges that delivery of any Unit Certificate shall be effected, and risk of loss and title to such Unit Certificate shall pass, only upon the proper delivery of such Unit Certificate to the Depositary.

Unless otherwise indicated under “Special Issuance Instructions,” please issue the requisite Exchange Offer Consideration for all of the NGT Depositary Units exchanged and, if appropriate, return any Unit Certificates evidencing NGT Depositary Units not tendered or not accepted for exchange in the name(s) of the registered holder(s) appearing above under “Description of Units Tendered.” Similarly, unless otherwise indicated under “Special Delivery Instructions,” please deliver the ECT Common Units for all of the NGT Depositary Units exchanged and, if appropriate, return any Unit Certificates evidencing NGT Depositary Units not tendered or not accepted for exchange (and any accompanying documents, as appropriate) to the address(es) of the registered holder(s) appearing above under “Description of Units Tendered.” In the event that the boxes entitled “Special Issuance Instructions” and “Special Delivery Instructions” are both completed, please issue the requisite Exchange Offer Consideration for all of the NGT Depositary Units exchanged and, if appropriate, return any Unit Certificates evidencing NGT Depositary Units not tendered or not accepted for exchange (and any accompanying documents, as appropriate) in the name(s) of, and deliver such ECT Common Units and, if appropriate, return any such Unit Certificates (and any accompanying documents, as appropriate) to, the person(s) so indicated. The undersigned recognizes that ECA has no obligation, pursuant to the “Special Issuance Instructions,” to transfer any NGT Depositary Units from the name of the registered holder thereof if ECA does not accept for exchange any of the NGT Depositary Units so tendered.

SPECIAL ISSUANCE INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the certificates for the ECT Common Units to be issued in the name of someone other than the undersigned.

Issue and mail ECT Common Units to:

Name
(Please Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security No.)

(Also complete IRS Form W-9 included herein
or appropriate IRS Form W-8, as applicable.)

SPECIAL DELIVERY INSTRUCTIONS

(See Instructions 1, 5, 6 and 7)

To be completed ONLY if the certificates for the ECT Common Units to be exchanged and/or Unit Certificates not tendered or not accepted are to be mailed to the undersigned at an address other than that shown above.

Mail ECT Common Units to:

Name
(Please Print)

Address

(Include Zip Code)

(Taxpayer Identification or Social Security No.)

Also complete IRS Form W-9 included herein
or appropriate IRS Form W-8, as applicable.)

DESIGNATION OF SOLICITING BROKER

(See Instruction 12)

To be completed only if you wish to designate a soliciting broker as eligible to receive a Soliciting Broker Fee.

Name of Soliciting Broker:
(Please Print)

Address of Soliciting Broker:

(Include Zip Code)

IMPORTANT

UNITHOLDER: SIGN HERE

(Please also complete IRS Form W-9 included herein or the

appropriate IRS Form W-8, as applicable)

Signature(s) of Holder(s)

Dated:

Must be signed by registered holder(s) exactly as name(s) appear(s) on Unit Certificate(s) or on a security position listing or by person(s) authorized to become registered holder(s) by Unit Certificates and documents transmitted with this Letter of Transmittal. If a signature is by an officer on behalf of a corporation or by an executor, administrator, trustee, guardian, attorney-in-fact, agent or other person acting in a fiduciary or representative capacity, please set forth full title. See Instructions 1 and 5 below.

Name(s)
(Please Print)

Capacity (full title)

☐ Check here if change of address and indicate new address below.

Address:
(Include Zip Code)

Daytime Area Code and Telephone Number

Tax Identification or Social Security No.

(See IRS Form W-9 included herein or the appropriate IRS Form W-8, as applicable)

GUARANTEE OF SIGNATURE(S)

(If Required—See Instructions 1 and 5)

Authorized Signature

Name (Please Print) /Title

Name of Firm

Address (Include Zip Code)

(Area Code) Telephone No.

Dated:                 , 2013

INSTRUCTIONS

FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

1.  Guarantee of Signatures.  No signature guarantee is required on this Letter of Transmittal (a) if this Letter of Transmittal is signed by the registered holder(s) (which term, for purposes of this Instruction, includes any participant in DTC’s systems whose name appears on a security position listing as the owner of the NGT Depositary Units) of NGT Depositary Units tendered herewith, unless such registered holder has completed either the box entitled “Special Issuance Instructions” or the box entitled “Special Delivery Instructions” on this Letter of Transmittal or (b) if such NGT Depositary Units are tendered for the account of a financial institution (including most commercial banks, savings and loan associations and brokerage houses) that is a member in good standing of the Securities Transfer Agents Medallion Program or any other “eligible guarantor institution,” as such term is defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (each, an “Eligible Institution”). In all other cases, all signatures on this Letter of Transmittal must be guaranteed by an Eligible Institution. See Instruction 5.

2.  Requirements of Tender.  This Letter of Transmittal is to be completed if Unit Certificates are to be forwarded herewith. Unit Certificates evidencing tendered NGT Depositary Units, as well as this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees, and any other documents required by this Letter of Transmittal, must be received by the Depositary at one of its addresses set forth herein prior to the Expiration Date (as defined in the Prospectus). Unitholders whose Unit Certificates are not immediately available, or who cannot deliver all other required documents to the Depositary prior to the Expiration Date, may tender their NGT Depositary Units by properly completing and duly executing a Notice of Guaranteed Delivery pursuant to the guaranteed delivery procedure set forth in the section of the Prospectus captioned “The Offer—Guaranteed Delivery.” Pursuant to such procedure: (i) such tender must be made by or through an Eligible Institution; (ii) a properly completed and duly executed Notice of Guaranteed Delivery, substantially in the form made available by ECA, must be received by the Depositary prior to the Expiration Date; and (iii) Unit Certificates evidencing all tendered NGT Depositary Units, in proper form for transfer, in each case together with this Letter of Transmittal, properly completed and duly executed, with any required signature guarantees and any other documents required by this Letter of Transmittal, must be received by the Depositary within three (3) business days after the Expiration Date. If Unit Certificates are forwarded separately to the Depositary, a properly completed and duly executed Letter of Transmittal must accompany each such delivery.

The method of delivery of this Letter of Transmittal, Unit Certificates and all other required documents, including delivery through DTC, is at the election and the risk of the tendering unitholder, and the delivery of all such documents will be deemed made (and the risk of loss and title to Unit Certificates will pass) only when actually received by the Depositary. If delivery is by mail, registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery prior to the expiration of the Offer.

ECA will not accept any alternative, conditional or contingent tenders, and no fractional NGT Depositary Units will be exchanged. By executing this Letter of Transmittal, the tendering unitholder waives any right to receive any notice of the acceptance for exchange of NGT Depositary Units.

3.  Inadequate Space.  If the space provided herein is inadequate, the Unit Certificate numbers and/or the number of NGT Depositary Units tendered should be listed on a separate signed schedule attached hereto.

4.  Partial Tenders.  If fewer than all of the NGT Depositary Units represented by any Unit Certificate delivered to the Depositary are to be tendered, fill in the number of NGT Depositary Units which are to be tendered in the box entitled “Number of NGT Depositary Units Tendered.” In such case, a new certificate for the remainder of the NGT Depositary Units represented by the old certificate will be sent to the person(s) signing this Letter of Transmittal, unless otherwise provided in the appropriate box on this Letter of Transmittal, as promptly as practicable following the expiration or termination of the Offer. All NGT Depositary Units represented by Unit Certificates delivered to the Depositary will be deemed to have been tendered unless otherwise indicated.

5.  Signatures on Letter of Transmittal; Unit Powers and Endorsements.

(a)  Exact Signatures.  If this Letter of Transmittal is signed by the registered holder(s) of the NGT Depositary Units tendered hereby, the signature(s) must correspond with the name(s) as written on the face of the Unit Certificates without alteration, enlargement or any change whatsoever.

(b)  Joint Holders.  If any of the NGT Depositary Units tendered hereby are held of record by two or more persons, all such persons must sign this Letter of Transmittal.

(c)  Different Names on Certificates.  If any of the NGT Depositary Units tendered hereby are registered in different names on different Unit Certificates, it will be necessary to complete, sign and submit as many separate Letters of Transmittal as there are different registrations of Unit Certificates.

(d)  Endorsements.  If this Letter of Transmittal is signed by the registered holder(s) of the NGT Depositary Units tendered hereby, no endorsements of Unit Certificates or separate unit powers are required unless ECT Common Units are to be delivered, or NGT Depositary Units not tendered or not exchanged are to be returned, in the name of any person other than the registered holder(s). Signatures on any such Unit Certificates or unit powers must be guaranteed by an Eligible Institution.

(e)  Unit Powers.  If this Letter of Transmittal is signed by a person other than the registered holder(s) of the NGT Depositary Units tendered hereby, Unit Certificates must be endorsed or accompanied by appropriate unit powers, in either case, signed exactly as the name(s) of the registered holder(s) appear(s) on the Unit Certificates for such NGT Depositary Units. Signature(s) on any such Unit Certificates or unit powers must be guaranteed by an Eligible Institution. See Instruction 1.

(f)  Evidence of Fiduciary or Representative Capacity.  If this Letter of Transmittal or any Unit Certificate or unit power is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other legal entity or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Depositary of the authority of such person so to act must be submitted.

6.  Transfer Taxes.  Except as otherwise provided in this Instruction 6, ECA or any successor entity thereto will pay all transfer taxes with respect to the transfer and sale of any NGT Depositary Units to it or its order pursuant to the Offer (for the avoidance of doubt, transfer taxes do not include U.S. federal income taxes or backup withholding taxes). If ECT Common Units are to be delivered to, or if Unit Certificate(s) for NGT Depositary Units not tendered or not accepted for exchange are to be registered in the name of, any person(s) other than the registered holder(s), or if tendered Unit Certificate(s) are registered in the name of any person(s) other than the person(s) signing this Letter of Transmittal, the amount of any transfer taxes or other taxes required by reason of the delivery to a person other than the registered holder of such NGT Depositary Units (whether imposed on the registered holder(s) or such other person(s)) payable on account of the transfer to such other person(s) will be deducted from the number of ECT Common Units delivered unless evidence satisfactory to ECA of the payment of such taxes, or exemption therefrom, is submitted.

7.  Special Issuance and Delivery Instructions.  If ECT Common Units are to be exchanged for any NGT Depositary Units tendered by this Letter of Transmittal and delivered in the name of, and, if appropriate, Unit Certificates for NGT Depositary Units not tendered or not accepted for exchange are to be issued or returned to, any person(s) other than the signer of this Letter of Transmittal or if the ECT Common Units and, if appropriate, such Unit Certificates are to be returned to any person(s) other than the person(s) signing this Letter of Transmittal or to an address other than that shown in this Letter of Transmittal, the appropriate boxes on this Letter of Transmittal must be completed.

8.  IRS Forms W-9 and W-8.  To avoid backup withholding, a tendering unitholder that is a U.S. person (as defined for U.S. federal income tax purposes) is required to provide the Depositary with a correct Taxpayer Identification Number (“TIN”) on IRS Form W-9 (properly completed), which is provided under “Important Tax Information” below, and to certify, under penalties of perjury, that such number is correct and that such unitholder is not subject to backup withholding of U.S. federal income tax, and that such unitholder is a U.S. person, or has otherwise established an exemption from backup withholding. Failure to provide the required information on IRS Form W-9 may subject such tendering unitholder to backup withholding on the payment at the then applicable rate (currently 28%, but, absent new legislation extending the current rates, scheduled to increase to 31% beginning January 1, 2013) on the Exchange Offer Consideration of all NGT Depositary Units exchanged from such unitholder. If the tendering unitholder has not been issued a TIN, such unitholder should follow the instructions on IRS Form W-9.

Certain unitholders (including, among others, all corporations) may not be subject to backup withholding on payments made pursuant to the Offer. Foreign unitholders should submit an appropriate and properly completed IRS Form W-8, a copy of which may be obtained from the Depositary, in order to avoid backup withholding. Such unitholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Exempt unitholders, other than foreign unitholders, should furnish their TIN, check the appropriate box on IRS Form W-9 and sign, date and return IRS Form W-9 to the Depository in order to avoid erroneous backup withholding. See the enclosed IRS Form W-9 for more instructions.

A UNITHOLDER SHOULD CONSULT HIS OR HER OWN TAX ADVISOR AS TO HIS OR HER QUALIFICATION FOR EXEMPTION FROM BACKUP WITHHOLDING REQUIREMENTS AND THE PROCEDURE FOR OBTAINING AN EXEMPTION.

9.  Irregularities.  All questions as to the validity, form, eligibility (including time of receipt) and acceptance for exchange of any tender of NGT Depositary Units will be determined by ECA, in its reasonable discretion, which determination shall be final and binding on all parties, subject to the right of tendering holders of NGT Depositary Units to challenge ECA’s determination in a court of competent jurisdiction. ECA reserves the absolute right to reject any and all tenders determined by ECA not to be in proper form or the acceptance for exchange of which may, in the opinion of ECA’s counsel, be unlawful. ECA also reserves the absolute right to waive any defect or irregularity in the tender of any NGT Depositary Units of any particular unitholder, whether or not similar defects or irregularities are waived in the case of other unitholders. No tender of NGT Depositary Units will be deemed to have been validly made until all defects and irregularities have been waived or cured within such time as ECA shall determine. None of ECA, the Depositary, the Information Agent or any other person will be under any duty to give notice of any defects or irregularities in tenders or incur any liability for failure to give any such notice. ECA’s interpretation of the terms of and conditions to the Offer (including, without limitation, this Letter of Transmittal and the instructions hereto) will be final and binding.

10.  Requests for Additional Copies.  Questions and requests for assistance or additional copies of the Prospectus and this Letter of Transmittal should be directed to the Information Agent at its telephone numbers, address and email address set forth below, and will be furnished at ECA’s expense.

11.  Lost, Stolen Destroyed or Mutilated Certificates.  If any Unit Certificate has been lost, stolen, destroyed or mutilated, the unitholder should promptly notify Computershare, toll-free at 1-866-298-0535. The unitholder will then be instructed as to the steps that must be taken in order to replace such Unit Certificate(s). This Letter of Transmittal and related documents cannot be processed until the procedures for replacing lost, stolen, destroyed or mutilated Unit Certificates have been followed.

12.  Soliciting Broker Fee. With respect to any tender of NGT Depositary Units, the applicable soliciting broker will receive a fee equal to $0.50 (to be paid by the Exchange Agent) for each NGT Depositary Unit that is validly tendered and accepted for payment (the “Soliciting Broker Fee”).  In order to be eligible to receive the Soliciting Broker Fee, a properly completed Notice of Solicited Tenders must be delivered by the applicable soliciting broker to the Information Agent on or prior to the Expiration Date.  We will, in our sole discretion, determine whether a soliciting broker has satisfied the criteria for receiving a Soliciting Broker Fee (including, without limitation, the submission of the appropriate documentation without defects or irregularities and in respect of bona fide tenders).

A soliciting broker is a retail broker designated in a valid Notice of Solicited Tenders that solicited or assisted in arranging a tender of NGT Depositary Units pursuant to the Offer and is: (i) a broker or dealer in securities and a member of a national securities exchange in the United States or of FINRA; or (ii) a bank or trust company located in the United States.

Soliciting brokers will be eligible to receive the Soliciting Broker Fee (to be paid by the Exchange Agent) even when the activities of soliciting brokers in connection with the Offer consist solely of forwarding to clients materials relating to the Offer and tendering or arranging for the tender of NGT Depositary Units on behalf of the beneficial owners thereof. Each soliciting broker will be required to confirm that each holder of NGT Depositary Units that it solicits has received a copy of the Offer to Exchange or concurrently with such solicitation was provided with a copy of the Offer to Exchange. No soliciting broker is required to make any recommendation to holders of NGT Depositary Units as to whether to tender or refrain from tendering in response to the Offer. No assumption will be made, in paying the Soliciting Broker Fee to any soliciting broker, that the soliciting broker’s activities in connection with the Offer included any activities other than those described in this paragraph.

A soliciting broker is not entitled to a Soliciting Broker Fee (to be paid by the Exchange Agent):

(a)   with respect to NGT Depositary Units tendered by the holder of record, for the account of that holder, unless the tendering holder designates the soliciting broker for this purpose in the Letter of Transmittal; or

(b)   with respect to NGT Depositary Units that for any reason are not accepted for payment and purchased pursuant to the Offer; or

(c)   if the soliciting broker has already requested or been paid the Soliciting Broker Fee with respect to NGT Depositary Units tendered for its own account.

Soliciting brokers should take care to ensure that proper records are kept to document their entitlement to any Soliciting Broker Fee. We and the Information Agent reserve the right to require additional information at our discretion, as deemed warranted, to confirm such entitlement.

This Letter of Transmittal, properly completed and duly executed, together with Unit Certificates representing NGT Depositary Units being tendered and all other required documents, must be received before the Expiration Date.

IMPORTANT TAX INFORMATION

IRS Circular 230 Disclosure: Any discussion of tax issues set forth in this Letter of Transmittal was written in connection with the promotion and marketing of the transactions described herein. Such discussion was not intended or written to be used, and cannot be used, by any person for the purpose of avoiding penalties under the Internal Revenue Code. Each holder should seek advice based on its particular circumstances from an independent tax advisor.

Under U.S. federal income tax law, a unitholder who is a U.S. person surrendering NGT Depositary Units must, unless an exemption applies, provide the Depositary (as payer) with the unitholder’s correct TIN on IRS Form W-9 included in this Letter of Transmittal. If the unitholder is an individual, the unitholder’s TIN is typically such unitholder’s Social Security number. If the correct TIN is not provided, the unitholder may be subject to a $50 penalty imposed by the IRS and payments of cash to the unitholder (or other payee) pursuant to the Offer may be subject to backup withholding of a portion of all payments of the Exchange Offer Consideration.

Certain unitholders (including, among others, corporations and certain foreign persons) may not be subject to backup withholding and reporting requirements. In order for a foreign unitholder to avoid backup withholding, such person should complete, sign and submit an appropriate IRS Form W-8 signed under penalties of perjury, attesting to his or her exempt status. An IRS Form W-8 can be obtained from the Depositary. Such unitholders should consult a tax advisor to determine which IRS Form W-8 is appropriate. Exempt unitholders, other than foreign unitholders, should furnish their TIN, check the appropriate box on IRS Form W-9 and sign, date and return IRS Form W-9 to the Depositary in order to avoid erroneous backup withholding. See the enclosed IRS Form W-9 for additional instructions.

If backup withholding applies, the Depositary may be required to withhold and pay over to the IRS a portion of any payment made to a unitholder. Backup withholding is not an additional tax. Rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If backup withholding results in an overpayment of taxes, a refund may be obtained from the IRS if eligibility is established and the appropriate procedure is followed.

Form W-9
(Rev. December 2011)	Request for Taxpayer	Give Form to the
Department of the Treasury	Identification Number and Certification	requester. Do not
Internal Revenue Service		send to the IRS.

Print or type See Specific Instructions on page 2.

Name (as shown on your income tax return)

Business name/disregarded entity name, if different from above

Check appropriate box for federal tax classification:

☐ Individual/sole proprietor    ☐ C Corporation    ☐ S Corporation    ☐ Partnership    ☐ Trust/estate

☐ Exempt payee

☐ Limited liability company. Enter the tax classification (C=C corporation, S=S corporation, P=partnership)

☐ Other (see instructions)

Address (number, street, and apt. or suite no.)	Requester’s name and address (optional)

City, state, and ZIP code

List account number(s) here (optional)

Part I Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. The TIN provided must match the name given on the “Name” line to avoid backup withholding. For individuals, this is your social security number (SSN). However, for a resident alien, sole proprietor, or disregarded entity, see the Part I instructions on page 3. For other entities, it is your employer identification number (EIN). If you do not have a number, see How to get a TIN on page 3.

Social security number - -

Note. If the account is in more than one name, see the chart on page 4 for guidelines on whose number to enter.	Employer identification number -

Part II Certification

Under penalties of perjury, I certify that:

1.    The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me), and

2.    I am not subject to backup withholding because: (a) I am exempt from backup withholding, or (b) I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding as a result of a failure to report all interest or dividends, or (c) the IRS has notified me that I am no longer subject to backup withholding, and

3.    I am a U.S. citizen or other U.S. person (defined below).

Certification instructions. You must cross out item 2 above if you have been notified by the IRS that you are currently subject to backup withholding because you have failed to report all interest and dividends on your tax return. For real estate transactions, item 2 does not apply. For mortgage interest paid, acquisition or abandonment of secured property, cancellation of debt, contributions to an individual retirement arrangement (IRA), and generally, payments other than interest and dividends, you are not required to sign the certification, but you must provide your correct TIN. See the instructions on page 4.

Sign	Signature of
Here	U.S. person	Date

General Instructions

Section references are to the Internal Revenue Code unless otherwise noted.

Purpose of Form

A person who is required to file an information return with the IRS must obtain your correct taxpayer identification number (TIN) to report, for example, income paid to you, real estate transactions, mortgage interest you paid, acquisition or abandonment of secured property, cancellation of debt, or contributions you made to an IRA.

Use Form W-9 only if you are a U.S. person (including a resident alien), to provide your correct TIN to the person requesting it (the requester) and, when applicable, to:

1. Certify that the TIN you are giving is correct (or you are waiting for a number to be issued),

2. Certify that you are not subject to backup withholding, or

3. Claim exemption from backup withholding if you are a U.S. exempt payee. If applicable, you are also certifying that as a U.S. person, your allocable share of any partnership income from a U.S. trade or business is not subject to the withholding tax on foreign partners’ share of effectively connected income.

Note. If a requester gives you a form other than Form W-9 to request your TIN, you must use the requester’s form if it is substantially similar to this Form W-9.

Definition of a U.S. person. For federal tax purposes, you are considered a U.S. person if you are:

• An individual who is a U.S. citizen or U.S. resident alien,

• A partnership, corporation, company, or association created or organized in the United States or under the laws of the United States,

• An estate (other than a foreign estate), or

• A domestic trust (as defined in Regulations section 301.7701-7).

Special rules for partnerships. Partnerships that conduct a trade or business in the United States are generally required to pay a withholding tax on any foreign partners’ share of income from such business. Further, in certain cases where a Form W-9 has not been received, a partnership is required to presume that a partner is a foreign person, and pay the withholding tax. Therefore, if you are a U.S. person that is a partner in a partnership conducting a trade or business in the United States, provide Form W-9 to the partnership to establish your U.S. status and avoid withholding on your share of partnership income.

Cat. No. 10231X	Form W-9 (Rev. 12-2011)

The person who gives Form W-9 to the partnership for purposes of establishing its U.S. status and avoiding withholding on its allocable share of net income from the partnership conducting a trade or business in the United States is in the following cases:

• The U.S. owner of a disregarded entity and not the entity,

• The U.S. grantor or other owner of a grantor trust and not the trust, and

• The U.S. trust (other than a grantor trust) and not the beneficiaries of the trust.

Foreign person. If you are a foreign person, do not use Form W-9. Instead, use the appropriate Form W-8 (see Publication 515, Withholding of Tax on Nonresident Aliens and Foreign Entities).

Nonresident alien who becomes a resident alien. Generally, only a nonresident alien individual may use the terms of a tax treaty to reduce or eliminate U.S. tax on certain types of income. However, most tax treaties contain a provision known as a “saving clause.” Exceptions specified in the saving clause may permit an exemption from tax to continue for certain types of income even after the payee has otherwise become a U.S. resident alien for tax purposes.

If you are a U.S. resident alien who is relying on an exception contained in the saving clause of a tax treaty to claim an exemption from U.S. tax on certain types of income, you must attach a statement to Form W-9 that specifies the following five items:

1. The treaty country. Generally, this must be the same treaty under which you claimed exemption from tax as a nonresident alien.

2. The treaty article addressing the income.

3. The article number (or location) in the tax treaty that contains the saving clause and its exceptions.

4. The type and amount of income that qualifies for the exemption from tax.

5. Sufficient facts to justify the exemption from tax under the terms of the treaty article.

Example. Article 20 of the U.S.-China income tax treaty allows an exemption from tax for scholarship income received by a Chinese student temporarily present in the United States. Under U.S. law, this student will become a resident alien for tax purposes if his or her stay in the United States exceeds 5 calendar years. However, paragraph 2 of the first Protocol to the U.S.-China treaty (dated April 30, 1984) allows the provisions of Article 20 to continue to apply even after the Chinese student becomes a resident alien of the United States. A Chinese student who qualifies for this exception (under paragraph 2 of the first protocol) and is relying on this exception to claim an exemption from tax on his or her scholarship or fellowship income would attach to Form W-9 a statement that includes the information described above to support that exemption.

If you are a nonresident alien or a foreign entity not subject to backup withholding, give the requester the appropriate completed Form W-8.

What is backup withholding? Persons making certain payments to you must under certain conditions withhold and pay to the IRS a percentage of such payments. This is called “backup withholding.” Payments that may be subject to backup withholding include interest, tax-exempt interest, dividends, broker and barter exchange transactions, rents, royalties, nonemployee pay, and certain payments from fishing boat operators. Real estate transactions are not subject to backup withholding.

You will not be subject to backup withholding on payments you receive if you give the requester your correct TIN, make the proper certifications, and report all your taxable interest and dividends on your tax return.

Payments you receive will be subject to backup withholding if:

1. You do not furnish your TIN to the requester,

2. You do not certify your TIN when required (see the Part II instructions on page 3 for details),

3. The IRS tells the requester that you furnished an incorrect TIN,

4. The IRS tells you that you are subject to backup withholding because you did not report all your interest and dividends on your tax return (for reportable interest and dividends only), or

5. You do not certify to the requester that you are not subject to backup withholding under 4 above (for reportable interest and dividend accounts opened after 1983 only).

Certain payees and payments are exempt from backup withholding. See the instructions below and the separate Instructions for the Requester of Form W-9.

Also see Special rules for partnerships on page 1.

Updating Your Information

You must provide updated information to any person to whom you claimed to be an exempt payee if you are no longer an exempt payee and anticipate receiving reportable payments in the future from this person. For example, you may need to provide updated information if you are a C corporation that elects to be an S corporation, or if you no longer are tax exempt. In addition, you must furnish a new Form W-9 if the name or TIN changes for the account, for example, if the grantor of a grantor trust dies.

Penalties

Failure to furnish TIN. If you fail to furnish your correct TIN to a requester, you are subject to a penalty of $50 for each such failure unless your failure is due to reasonable cause and not to willful neglect.

Civil penalty for false information with respect to withholding. If you make a false statement with no reasonable basis that results in no backup withholding, you are subject to a $500 penalty.

Criminal penalty for falsifying information. Willfully falsifying certifications or affirmations may subject you to criminal penalties including fines and/or imprisonment.

Misuse of TINs. If the requester discloses or uses TINs in violation of federal law, the requester may be subject to civil and criminal penalties.

Specific Instructions

Name

If you are an individual, you must generally enter the name shown on your income tax return. However, if you have changed your last name, for instance, due to marriage without informing the Social Security Administration of the name change, enter your first name, the last name shown on your social security card, and your new last name.

If the account is in joint names, list first, and then circle, the name of the person or entity whose number you entered in Part I of the form.

Sole proprietor. Enter your individual name as shown on your income tax return on the “Name” line. You may enter your business, trade, or “doing business as (DBA)” name on the “Business name/disregarded entity name” line.

Partnership, C Corporation, or S Corporation. Enter the entity’s name on the “Name” line and any business, trade, or “doing business as (DBA) name” on the “Business name/disregarded entity name” line.

Disregarded entity. Enter the owner’s name on the “Name” line. The name of the entity entered on the “Name” line should never be a disregarded entity. The name on the “Name” line must be the name shown on the income tax return on which the income will be reported. For example, if a foreign LLC that is treated as a disregarded entity for U.S. federal tax purposes has a domestic owner, the domestic owner’s name is required to be provided on the “Name” line. If the direct owner of the entity is also a disregarded entity, enter the first owner that is not disregarded for federal tax purposes. Enter the disregarded entity’s name on the “Business name/disregarded entity name” line. If the owner of the disregarded entity is a foreign person, you must complete an appropriate Form W-8.

Note. Check the appropriate box for the federal tax classification of the person whose name is entered on the “Name” line (Individual/sole proprietor, Partnership, C Corporation, S Corporation, Trust/estate).

Limited Liability Company (LLC). If the person identified on the “Name” line is an LLC, check the “Limited liability company” box only and enter the appropriate code for the tax classification in the space provided. If you are an LLC that is treated as a partnership for federal tax purposes, enter “P” for partnership. If you are an LLC that has filed a Form 8832 or a Form 2553 to be taxed as a corporation, enter “C” for C corporation or “S” for S corporation. If you are an LLC that is disregarded as an entity separate from its owner under Regulation section 301.7701-3 (except for employment and excise tax), do not check the LLC box unless the owner of the LLC (required to be identified on the “Name” line) is another LLC that is not disregarded for federal tax purposes. If the LLC is disregarded as an entity separate from its owner, enter the appropriate tax classification of the owner identified on the “Name” line.

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Other entities. Enter your business name as shown on required federal tax documents on the “Name” line. This name should match the name shown on the charter or other legal document creating the entity. You may enter any business, trade, or DBA name on the “Business name/disregarded entity name” line.

Exempt Payee

If you are exempt from backup withholding, enter your name as described above and check the appropriate box for your status, then check the “Exempt payee” box in the line following the “Business name/disregarded entity name,” sign and date the form.

Generally, individuals (including sole proprietors) are not exempt from backup withholding. Corporations are exempt from backup withholding for certain payments, such as interest and dividends.

Note. If you are exempt from backup withholding, you should still complete this form to avoid possible erroneous backup withholding.

The following payees are exempt from backup withholding:

1. An organization exempt from tax under section 501(a), any IRA, or a custodial account under section 403(b)(7) if the account satisfies the requirements of section 401(f)(2),

2. The United States or any of its agencies or instrumentalities,

3. A state, the District of Columbia, a possession of the United States, or any of their political subdivisions or instrumentalities,

4. A foreign government or any of its political subdivisions, agencies, or instrumentalities, or

5. An international organization or any of its agencies or instrumentalities.

Other payees that may be exempt from backup withholding include:

6. A corporation,

7. A foreign central bank of issue,

8. A dealer in securities or commodities required to register in the United States, the District of Columbia, or a possession of the United States,

9. A futures commission merchant registered with the Commodity Futures Trading Commission,

10. A real estate investment trust,

11. An entity registered at all times during the tax year under the Investment Company Act of 1940,

12. A common trust fund operated by a bank under section 584(a),

13. A financial institution,

14. A middleman known in the investment community as a nominee or custodian, or

15. A trust exempt from tax under section 664 or described in section 4947.

The following chart shows types of payments that may be exempt from backup withholding. The chart applies to the exempt payees listed above, 1 through 15.

IF the payment is for . . .	THEN the payment is exempt for . . .

Interest and dividend payments	All exempt payees except for 9
Broker transactions	Exempt payees 1 through 5 and 7 through 13. Also, C corporations.
Barter exchange transactions and patronage dividends	Exempt payees 1 through 5
Payments over $600 required to be reported and direct sales over $5,000 (1)	Generally, exempt payees 1 through 7 (2)

(1) See Form 1099-MISC, Miscellaneous Income, and its instructions.

(2) However, the following payments made to a corporation and reportable on Form 1099-MISC are not exempt from backup withholding: medical and health care payments, attorneys’ fees, gross proceeds paid to an attorney, and payments for services paid by a federal executive agency.

Part I. Taxpayer Identification Number (TIN)

Enter your TIN in the appropriate box. If you are a resident alien and you do not have and are not eligible to get an SSN, your TIN is your IRS individual taxpayer identification number (ITIN). Enter it in the social security number box. If you do not have an ITIN, see How to get a TIN below.

If you are a sole proprietor and you have an EIN, you may enter either your SSN or EIN. However, the IRS prefers that you use your SSN.

If you are a single-member LLC that is disregarded as an entity separate from its owner (see Limited Liability Company (LLC) on page 2), enter the owner’s SSN (or EIN, if the owner has one). Do not enter the disregarded entity’s EIN. If the LLC is classified as a corporation or partnership, enter the entity’s EIN.

Note. See the chart on page 4 for further clarification of name and TIN combinations.

How to get a TIN. If you do not have a TIN, apply for one immediately. To apply for an SSN, get Form SS-5, Application for a Social Security Card, from your local Social Security Administration office or get this form online at www.ssa.gov. You may also get this form by calling 1-800-772-1213. Use Form W-7, Application for IRS Individual Taxpayer Identification Number, to apply for an ITIN, or Form SS-4, Application for Employer Identification Number, to apply for an EIN. You can apply for an EIN online by accessing the IRS website at www.irs.gov/businesses and clicking on Employer Identification Number (EIN) under Starting a Business. You can get Forms W-7 and SS-4 from the IRS by visiting IRS.gov or by calling 1-800-TAX-FORM (1-800-829-3676).

If you are asked to complete Form W-9 but do not have a TIN, write “Applied For” in the space for the TIN, sign and date the form, and give it to the requester. For interest and dividend payments, and certain payments made with respect to readily tradable instruments, generally you will have 60 days to get a TIN and give it to the requester before you are subject to backup withholding on payments. The 60-day rule does not apply to other types of payments. You will be subject to backup withholding on all such payments until you provide your TIN to the requester.

Note. Entering “Applied For” means that you have already applied for a TIN or that you intend to apply for one soon.

Caution: A disregarded domestic entity that has a foreign owner must use the appropriate Form W-8.

Part II. Certification

To establish to the withholding agent that you are a U.S. person, or resident alien, sign Form W-9. You may be requested to sign by the withholding agent even if item 1, below, and items 4 and 5 on page 4 indicate otherwise.

For a joint account, only the person whose TIN is shown in Part I should sign (when required). In the case of a disregarded entity, the person identified on the “Name” line must sign. Exempt payees, see Exempt Payee on page 3.

Signature requirements. Complete the certification as indicated in items 1 through 3, below, and items 4 and 5 on page 4.

1. Interest, dividend, and barter exchange accounts opened before 1984 and broker accounts considered active during 1983. You must give your correct TIN, but you do not have to sign the certification.

2. Interest, dividend, broker, and barter exchange accounts opened after 1983 and broker accounts considered inactive during 1983. You must sign the certification or backup withholding will apply. If you are subject to backup withholding and you are merely providing your correct TIN to the requester, you must cross out item 2 in the certification before signing the form.

3. Real estate transactions. You must sign the certification. You may cross out item 2 of the certification.

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4. Other payments. You must give your correct TIN, but you do not have to sign the certification unless you have been notified that you have previously given an incorrect TIN. “Other payments” include payments made in the course of the requester’s trade or business for rents, royalties, goods (other than bills for merchandise), medical and health care services (including payments to corporations), payments to a nonemployee for services, payments to certain fishing boat crew members and fishermen, and gross proceeds paid to attorneys (including payments to corporations).

5. Mortgage interest paid by you, acquisition or abandonment of secured property, cancellation of debt, qualified tuition program payments (under section 529), IRA, Coverdell ESA, Archer MSA or HSA contributions or distributions, and pension distributions. You must give your correct TIN, but you do not have to sign the certification.

What Name and Number To Give the Requester

For this type of account:		Give name and SSN of:
1.	Individual	The individual
2.	Two or more individuals (joint account)	The actual owner of the account or, if combined funds, the first individual on the account (1)
3.	Custodian account of a minor (Uniform Gift to Minors Act)	The minor (2)
4.	a. The usual revocable savings trust (grantor is also trustee) b. So-called trust account that is not a legal or valid trust under state law	The grantor-trustee (1) The actual owner (1)
5.	Sole proprietorship or disregarded entity owned by an individual	The owner (3)
6.	Grantor trust filing under Optional Form 1099 Filing Method 1 (see Regulation section 1.671-4(b)(2)(i)(A))	The grantor *

For this type of account:		Give name and EIN of:
7.	Disregarded entity not owned by an individual	The owner
8.	A valid trust, estate, or pension trust	Legal entity (4)
9.	Corporation or LLC electing corporate status on Form 8832 or Form 2553	The corporation
10.	Association, club, religious, charitable, educational, or other tax-exempt organization	The organization
11.	Partnership or multi-member LLC	The partnership
12.	A broker or registered nominee	The broker or nominee
13.	Account with the Department of Agriculture in the name of a public entity (such as a state or local government, school district, or prison) that receives agricultural program payments	The public entity
14.	Grantor trust filing under the Form 1041 Filing Method or the Optional Form 1099 Filing Method 2 (see Regulation section 1.671-4(b)(2)(i)(B))	The trust

(1)	List first and circle the name of the person whose number you furnish. If only one person on a joint account has an SSN, that person’s number must be furnished.
(2)	Circle the minor’s name and furnish the minor’s SSN.
(3)

You must show your individual name and you may also enter your business or “DBA” name on the “Business name/disregarded entity” name line. You may use either your SSN or EIN (if you have one), but the IRS encourages you to use your SSN.

(4)

List first and circle the name of the trust, estate, or pension trust. (Do not furnish the TIN of the personal representative or trustee unless the legal entity itself is not designated in the account title.) Also see Special rules for partnerships on page 1.

*	Note. Grantor also must provide a Form W-9 to trustee of trust.

Note. If no name is circled when more than one name is listed, the number will be considered to be that of the first name listed.

Secure Your Tax Records from Identity Theft

Identity theft occurs when someone uses your personal information such as your name, social security number (SSN), or other identifying information, without your permission, to commit fraud or other crimes. An identity thief may use your SSN to get a job or may file a tax return using your SSN to receive a refund.

To reduce your risk:

• Protect your SSN,

• Ensure your employer is protecting your SSN, and

• Be careful when choosing a tax preparer.

If your tax records are affected by identity theft and you receive a notice from the IRS, respond right away to the name and phone number printed on the IRS notice or letter.

If your tax records are not currently affected by identity theft but you think you are at risk due to a lost or stolen purse or wallet, questionable credit card activity or credit report, contact the IRS Identity Theft Hotline at 1-800-908-4490 or submit Form 14039.

For more information, see Publication 4535, Identity Theft Prevention and Victim Assistance.

Victims of identity theft who are experiencing economic harm or a system problem, or are seeking help in resolving tax problems that have not been resolved through normal channels, may be eligible for Taxpayer Advocate Service (TAS) assistance. You can reach TAS by calling the TAS toll-free case intake line at 1-877-777-4778 or TTY/TDD 1-800-829-4059.

Protect yourself from suspicious emails or phishing schemes. Phishing is the creation and use of email and websites designed to mimic legitimate business emails and websites. The most common act is sending an email to a user falsely claiming to be an established legitimate enterprise in an attempt to scam the user into surrendering private information that will be used for identity theft.

The IRS does not initiate contacts with taxpayers via emails. Also, the IRS does not request personal detailed information through email or ask taxpayers for the PIN numbers, passwords, or similar secret access information for their credit card, bank, or other financial accounts.

If you receive an unsolicited email claiming to be from the IRS, forward this message to phishing@irs.gov. You may also report misuse of the IRS name, logo, or other IRS property to the Treasury Inspector General for Tax Administration at 1-800-366-4484. You can forward suspicious emails to the Federal Trade Commission at: spam@uce.gov or contact them at www.ftc.gov/idtheft or 1-877-IDTHEFT (1-877-438-4338).

Visit IRS.gov to learn more about identity theft and how to reduce your risk.

Privacy Act Notice

Section 6109 of the Internal Revenue Code requires you to provide your correct TIN to persons (including federal agencies) who are required to file information returns with the IRS to report interest, dividends, or certain other income paid to you; mortgage interest you paid; the acquisition or abandonment of secured property; the cancellation of debt; or contributions you made to an IRA, Archer MSA, or HSA. The person collecting this form uses the information on the form to file information returns with the IRS, reporting the above information. Routine uses of this information include giving it to the Department of Justice for civil and criminal litigation and to cities, states, the District of Columbia, and U.S. possessions for use in administering their laws. The information also may be disclosed to other countries under a treaty, to federal and state agencies to enforce civil and criminal laws, or to federal law enforcement and intelligence agencies to combat terrorism. You must provide your TIN whether or not you are required to file a tax return. Under section 3406, payers must generally withhold a percentage of taxable interest, dividend, and certain other payments to a payee who does not give a TIN to the payer. Certain penalties may also apply for providing false or fraudulent information.

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This Letter of Transmittal and Unit Certificates and any other required documents should be sent or delivered by each record unitholder or the unitholder’s broker, dealer, commercial bank, trust company or nominee to the Depositary. Unitholders submitting Unit Certificates representing NGT Depositary Units to be tendered must deliver such Unit Certificates together with this Letter of Transmittal and any other required documents by mail or overnight courier. Facsimile copies of Unit Certificates or this Letter of Transmittal will not be accepted. This Letter of Transmittal and Unit Certificates evidencing NGT Depositary Units and any other required documents should be sent or delivered by each unitholder or its, his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary at one of its addresses set forth below:

The Depositary and Exchange Agent for the Offer is:

American Stock Transfer & Trust Company, LLC

If Delivering by Mail:	If Delivering by Hand or Courier:

American Stock Transfer & Trust Company, LLC	American Stock Transfer & Trust Company, LLC
Operations Center	Operations Center
Attn: Reorganization Department	Attn: Reorganization Department
P.O. Box 2042	6201 15th Avenue
New York, New York 10272-2042	Brooklyn, New York 11219

Phone: Toll-free (877) 248-6417

(718) 921-8317

Fax (718) 234-5001

Questions and requests for assistance may be directed to the Information Agent at its address and telephone numbers set forth below. Requests for copies of the Prospectus and this Letter of Transmittal may be directed to the Information Agent. Such copies will be furnished promptly at ECA’s expense. Unitholders may also contact brokers, dealers, commercial banks or trust companies for assistance concerning the Offer. ECA will not pay any fees or commissions to any broker or dealer or any other person (other than the Information Agent or the Depositary) for soliciting tenders of NGT Depositary Units pursuant to the Offer.

The Information Agent for the Offer is:

D.F. King & Co., Inc.

48 Wall Street, 22nd Floor

New York, New York 10005

Banks and Brokers Call Collect: (212) 269-5550

All Others Call Toll-Free: (800) 697-6975

Email: info@dfking.com